Exhibit 99.1

99 Park Avenue	212-659-0638
4th Floor	facsimile 212-659-0610
New York, NY 10016	www.MetropolitanBankNY.com

Contact: Ed Nebb, (203) 972-8350 IR@MetropolitanBankNY.com	For Immediate Release

Metropolitan Bank Holding Corp. Prices Initial Public Offering of Common Stock

NEW YORK, NY — November 7, 2017 — Metropolitan Bank Holding Corp. (the “Company”), the holding company for Metropolitan Commercial Bank, today announced the pricing of its initial public offering of 3,100,000 shares of common stock at a price to the public of $35.00 per share. The common stock is expected to trade on the New York Stock Exchange under the symbol “MCB.”

In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 465,000 shares of common stock at the initial public offering price less the underwriting discount.

J.P. Morgan and Keefe, Bruyette & Woods, Inc., acted as joint book running managers of the offering and as representatives of the underwriters. The Company was represented by Luse Gorman, PC. The underwriters were represented by Davis Polk & Wardwell LLP.

The offering is being made only by means of a prospectus. Copies of the prospectus related to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 Attention: Prospectus Department, or by calling 866-803-9204, or from Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019; or by calling Keefe, Bruyette & Woods, Inc. toll-free at (800) 966-1559.

A registration statement relating to the offering has been filed with, and declared effective by, the United States Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The common stock to be offered in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. is the holding company for Metropolitan Commercial Bank®, The Entrepreneurial Bank. Headquartered in New York City, the Bank operates full-service banking centers in Manhattan, Boro Park, Brooklyn and Great Neck, Long Island. Metropolitan Commercial Bank is a New York State chartered commercial bank, a FDIC member and an equal opportunity lender.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement filed with the SEC. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Metropolitan Bank Holding Corp. does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.